36321337.8 SEPARATION AGREEMENT AND RELEASE This Separation Agreement and Release (“Agreement”) is made by and among Francis Davidson (“Employee”) Sonder Holdings Inc. (“Parent”) and Sonder USA Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). RECITALS WHEREAS, Employee was employed by Parent and also provided services to the Company as its Chief Executive Officer; WHEREAS, Employee signed a Confirmatory Employment Letter from the Company and Parent on September 14, 2021 (the “Employment Letter”); WHEREAS, Employee is a participant in Parent’s Key Executive Change in Control and Severance Plan and previously executed a participation agreement thereunder (collectively, the “Severance Agreements”); WHEREAS, Employee entered into an Indemnification Agreement with Parent on the form attached as Exhibit 10.28 to Parent’s Form 8-K filed January 24, 2022 (“Indemnification Agreement”); WHEREAS, Employee signed the Company’s Proprietary Information, Invention Assignment and Non- Interference Agreement on March 31, 2020 (the “Confidentiality Agreement”); WHEREAS, Employee previously was granted one or more equity awards to purchase shares of Parent’s common stock that remain outstanding as of the Separation Date (each, an “Equity Award”) pursuant to the applicable Parent equity incentive plan and award agreement governing such Equity Award (collectively, the “Equity Agreements”); WHEREAS, Employee’s employment and role as Chief Executive Officer of the Company and Parent has terminated, effective June 24, 2025 (the “Separation Date”); and WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company or Parent and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company and Parent. NOW, THEREFORE, in consideration of the mutual promises made herein, the Company, Parent, and Employee hereby agree as follows: COVENANTS 1. Consideration. a. Release Severance Consideration. On the condition that Employee has complied and continues to comply in all material respects with his contractual obligations to the Company and Parent under this Agreement and the Confidentiality Agreement, the Company will pay Employee an aggregate payment of $2,200,000 (“Severance”), payable in installments as follows: (1) with the first such installment of $250,000 to be paid to Employee on the date that is up to three business days after the Effective Date (such payment date, the “Initial Payment Date”); (2) $250,000 which will be paid in the second bi-weekly pay period occurring in July 2025; (3) $300,000 which will be paid in the second bi-weekly pay period occurring in August 2025; and (4) the remainder to be paid monthly in seven equal installments of $200,000 on the second bi-weekly pay period occurring in each month beginning in September 2025 and ending in March 2026; provided that in the event that the Company does not pay any portion of the Severance when due, the entire unpaid portion of the Severance shall immediately become due and payable on the first business day immediately following the date of such failure, but only if Employee has informed the Chief Financial Officer of the Company in writing of the breach and provided the Company a reasonable opportunity of not less than seven days to cure the breach. All Severance payments will be subject to Docusign Envelope ID: 76358B2E-8BC9-4D33-8DF6-26BC3633091E

Docusign Envelope ID: 76358B2E-8BC9-4D33-8DF6-26BC3633091E

applicable taxes and withholdings and the Company's regular payroll practices.

b. Release Equity Consideration. On the condition that Employee has complied and continues to comply in all material respects with his contractual obligations to the Company and Parent under this Agreement and the Confidentiality Agreement, (i) the 74,942 of the early exercised shares subject to the performance-based Equity Award granted to Employee on November 15, 2019 will immediately vest and be released from the Company's repurchase option on the Effective Date plus (ii) the following Equity Awards granted to Employee on March 4, 2025 will continue to vest and settle on the dates set forth in the "Vesting Date and Eligible Shares" column below for the number of shares set forth in that column on the applicable date(s), as if Employee was providing services to the Company and Parent through such date(s) in accordance with the applicable Equity Agreements:

Grant Type	Total Shares	Vested	Unvested and Forfeited on Separation Date	Vesting Date and Eligible Shares
Time-Based RSUs	560,937	70,127	327,203	Aug 15, 2025 — 46,745 Nov 15, 2025 — 46,745 Feb 15, 2026 — 46,745 March 31, 2026 — 23,372
Performance-Based RSUs	2,243,747	0	1,963,279	Dec 31, 2025 — 280,468*

* Represents performance-based RSUs that previously were earned but are subject to a time-based vesting condition that is satisfied on December 31, 2025.

c. Fees Payment Consideration. On the Initial Payment Date, the Company will pay Employee an additional lump sum of Fifteen Thousand Dollars ($15,000), less applicable withholdings, for fees incurred by Employee in connection with Employee's separation of employment from the Company.

d. COBRA Cash Payment. The Company will pay Employee an aggregate payment of $32,730.51 ("COBRA Cash Payment"), payable in installments as follows: (1) with the first such installment of $3,719.38 to be paid to Employee on the Initial Payment Date; (2) a second installment of $3,719.38 to be paid to Employee on the second bi-weekly pay period occurring in July 2025; (3) a third installment of $4,463.25 to be paid to Employee on the second bi-weekly pay period occurring in August 2025; and (4) the remainder to be paid monthly in seven equal installments of $2,975.50 on the second bi-weekly pay period occurring in each month beginning with September 2025 and ending with March 2026. All COBRA Cash Payments will be subject to applicable taxes and withholdings and pursuant to the Company's regular payroll practices.

e. Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee acknowledges and agrees that the offer of Severance described in Section 1.a., the equity vesting described in Section 1.b., the fees payment consideration described in Section 1.c., and the COBRA Cash Payment described in Section 1.d. act as alternative consideration in full satisfaction of any severance or separation benefits Employee would otherwise have been entitled to receive or to receive under the Severance Agreements.

f. Personal Information. On and after the Separation Date, the Company shall use reasonable best efforts to cause the Company to, as soon as reasonably practicable, cease using Employee's personally identifiable information on any application, license or registration, or any renewals thereof, and as the authorized person (or similar capacity) with all legal and regulatory authorities. The Company shall use its best efforts to protect, safeguard and not impermissibly disclose Employee's personally identifiable information. Employee shall make himself reasonably available and assist the Company as reasonably requested by the Company to permit the Company to cease using Employee's personally identifiable information on any application, license or registration, or any renewals thereof, and as the authorized person (or similar capacity) with all legal and regulatory authorities.

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36321337.8

3 36321337.8 2. Equity. The Parties agree that, for purposes of determining the number of shares of Parent common stock that Employee is entitled to receive pursuant to the vesting of the Equity Awards that are options and restricted stock units, Employee will be considered to have vested only up to the Separation Date, except as provided in Section 1.b. above. Employee will be entitled to retain all shares of Parent common stock Employee acquired on or prior to the Separation Date, and any transfer or other restrictions imposed by the Equity Agreements on such shares shall immediately lapse as of the Effective Date. Except as provided in Section 1.b., the Equity Awards and any shares acquired through the Equity Awards shall continue to be governed by the terms and conditions of Equity Agreements, and any unvested portion of the Equity Awards as of the Separation Date (including the shares in the “Unvested and Forfeited on the Separation Date” column) shall immediately be forfeited to Parent as of the Separation Date at no cost to Parent. 3. Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses and paid time off, ceased as of the Separation Date. 4. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and Parent have (to the extent applicable) paid or provided all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, equity awards, vesting, and any and all other benefits and compensation due to Employee. 5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company or Parent, or either of their parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation: a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship; b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company or Parent, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits; d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act; Docusign Envelope ID: 76358B2E-8BC9-4D33-8DF6-26BC3633091E

4 36321337.8 e. any and all claims for violation of the federal or any state constitution; f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any proceeds received by Employee from the Company or Parent; and h. any and all claims for attorneys’ fees and costs. Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred by the Company or Parent under this Agreement; (ii) claims that cannot be released as a matter of law; (iii) any rights or claims relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Indemnification Agreement (which shall expressly survive and continue following Employee’s Separation Date); (iv) any rights Employee may have as a holder of the Equity Awards or Parent common stock; or (v) any right Employee may have to unemployment compensation benefits. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits. Each of the Company and Parent hereby represents that it is not aware of any claims or causes of action against Employee. 6. California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect. 7. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or Parent or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or Parent or any of the other Releasees. 8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company or Parent, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company or Parent. 9. Trade Secrets and Confidential Information/Property/Insider Trading Policy. Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company and Parent under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s and Parent’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes Employee’s certification that Employee has returned all Company property, devices and equipment and taken all necessary steps to permanently delete or destroy all information, documents, and other items provided to Employee by the Company or Parent (with the exception of a copy of any Employee Handbook, Parent’s Insider Trading Policy, and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company or Parent, or otherwise belonging to the Company or Parent. Docusign Envelope ID: 76358B2E-8BC9-4D33-8DF6-26BC3633091E

5 36321337.8 10. No Cooperation. Subject to the “Protected Activity Not Prohibited” Section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” Section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance. 11. Nondisparagement. Subject to the “Protected Activity Not Prohibited” Section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company and Parent agree that they will specifically instruct (and use reasonable efforts to ensure compliance with such instruction) their respective executive officers and directors as in effect as of the Separation Date to refrain from any disparagement, defamation, libel, or slander of Employee. 12. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company or Parent trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company or Parent attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. 13. Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below, Employee acknowledges and agrees that any material breach of this Agreement or the Confidentiality Agreement shall entitle the Company and Parent immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages. Notwithstanding anything to the contrary herein, Employee shall not be deemed to have breached this Agreement (or any agreement incorporated herein by reference) unless the Company has provided Employee with written notice, via email to the email address listed beneath Employee’s signature, detailing such breach and provided Employee with a reasonable opportunity of up to one day to cure such breach (if curable, as determined by the Company in good faith). 14. No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company or Parent hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or Parent of any fault or liability whatsoever to Employee or to any third party. Docusign Envelope ID: 76358B2E-8BC9-4D33-8DF6-26BC3633091E

6 36321337.8 15. ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR PARENT OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. THE PARTIES AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY CLAIMS EMPLOYEE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN SAN FRANCISCO COUNTY, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN. 16. Authority. The Company and Parent represent and warrant that their undersigned agents have the authority to act on behalf of the Company or Parent (as applicable) and to bind the Company or Parent (as applicable) and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. 17. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. 18. Attorneys’ Fees. In the event that any Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action. Docusign Envelope ID: 76358B2E-8BC9-4D33-8DF6-26BC3633091E

7 36321337.8 19. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company, Parent, and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and Parent and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company and Parent, including the Employment Letter and the Severance Agreements, but with the exception of the following agreements, which shall continue in force and effect pursuant to their terms, except as otherwise modified herein: the Confidentiality Agreement, Parent’s Compensation Recovery Policy, the Indemnification Agreement, and the Equity Agreements. 20. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and an authorized representative of the Company’s Board of Directors and Parent’s Board of Directors. 21. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” Section of this Agreement shall be governed by the FAA. The Parties consent to personal and exclusive jurisdiction and venue in the State of California. 22. Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee after the Separation Date but not later than June 24, 2025, which Employee acknowledges is more than five business days after Employee first received a copy of this Agreement and began negotiating the terms of this Agreement. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”). 23. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature. 24. Resignation. Employee hereby resigns effective immediately from all positions with the Parent, the Company and any of their affiliates or subsidiaries, including as a director, officer, employee, or any other role, and agrees to execute any necessary documents or other forms necessary to effectuate or document his resignation as a matter of local, state, federal, or international law. 25. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company, Parent, or any third party, with the full intent of releasing all of Employee’s claims against the Company and Parent and any of the other Releasees. Employee acknowledges that: (a) Employee has read this Agreement; (b) Employee has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney; (c) Employee understands the terms and consequences of this Agreement and of the releases it contains; (d) Employee is fully aware of the legal and binding effect of this Agreement; and (e) Employee has not relied upon any representations or statements made by the Company or Parent that are not specifically set forth in this Agreement. Docusign Envelope ID: 76358B2E-8BC9-4D33-8DF6-26BC3633091E

8 36321337.8 IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below. FRANCIS DAVIDSON, an individual Dated: ________________ Francis Davidson Email Address for Notices: francis.davidson.t@gmail.com SONDER USA INC. Dated: ________________ By Name: Michael Hughes Title: Chief Financial Officer SONDER HOLDINGS INC. Dated: ________________ By Name: Michael Hughes Title: Chief Financial Officer Docusign Envelope ID: 76358B2E-8BC9-4D33-8DF6-26BC3633091E 6/25/2025 | 9:37 AM SGT 6/24/2025 | 7:10 PM PDT 6/24/2025 | 7:10 PM PDT